	ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 884 5708 Website: www.nveoa.gov	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080770822-36 Filing Date and Time 11/26/2008 8:00 AM Entity Number E0791862006-8

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

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Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200). if there are more than four merging entitles, check box ID and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Blackbird Petroleum Corporation

Name of merging entity

	Nevada	Corporation
	Jurisdiction	Entity type •

Name of merging entity

	Jurisdiction	Entity type •

Name of merging entity

	Jurisdiction	Entity type •

and

Ark Development, Inc.

Name of surviving entity

	Nevada	Corporation
	Jurisdiction	Entity type •

· Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 884 5708 Website: www.nveoa.gov

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2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3)	(Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 02A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92k180)

4)
Owner's approval (NRS 92A,200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box  ☐ and attach an 8 112" x 11" blank sheet containing the required information for each additional entity):••

(a) Owner's approval was not required from

Blackbird Petroleum Corporation

Name of merging entity, if applicable

Name of merging entity, If applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

end, or;

Ark Development, Inc.
Name of merging entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 884 5708 Website: www.nveoa.gov

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(b) The plan was approved by the required consent of the owners of*:

Name of merging entity, If applicable

Name of merging entity, If applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

Unless otherwise provided in the certificate of trust or governing Instrument of a business trust, a merger must be approved by all the trustees and beneficial  owners of each business trust that is a constituent in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 884 5708 Website: www.nveoa.gov

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Blackbird Petrolatum Corporation
Name of merging entity, If applicable

Name of merging entity, If applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Ark Development Inc
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 884 5708 Website: www.nveoa.gov

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5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, If available. (NRS 82A.200)•:

ARTICLE I NAME The name of the corporation is Blackbird Petroleum Corporation.

6)	Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached; or,

or,

☐ (b) The entire plan of merger Is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A200).

7)	Effective date (optional)**:

• Amended and restated articles may be attached as an exhibit or integrated Into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning  90% or more of subsidiary). the articles of merger may not contain amendments to the  constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the artides are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 884 5708 Website:: www.nveoa.gov

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8)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited- liability limited partnership; manager of each Nevada limited-liability company with managers or one member under the manager; A trustee of each Nevada Business trust (NRS 92A.230)*

(If these are more  that four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the requires information for each additional entity.):

/s/ Antonio Treminio Chief Executive Officer 11/25/2008
Siganture	Title Date

Name of merging entity

X

Signature	Title Date

Name of merging entity

X
Signature	Title Date

Name of merging entity

X
Signature	Title Date

Name of merging entity

/s/ Antonio Treminio	Chief Executive Officer 11/25/2008
Signature	Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

AGREEMENT AND PLAN OF

MERGER AND REORGANIZATION

Agreement of Merger and Plan of Merger and Reorganization dated November 6, 2008 by and between Ark Development Inc., a Nevada corporation ("Ark") and Blackbird Petroleum Corporation a Nevada corporation ("Blackbird").

WHEREAS, the Boards of Directors of Ark and Blackbird have resolved that Ark be merged under and pursuant to Chapter 92A.180 of the Nevada Revised Statutes into a single corporation, existing under the laws of the State of Nevada, in which Ark shall be the surviving corporation (such corporation in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation");

WHEREAS, the authorized capital stock of Ark consists of 70,000,000 shares of Common Stock, $0.001 par value and 5,000,000 shares of Preferred Stock ("Ark Common Stock") of which 9,650,000 shares of Common Stock and 0 shares of Preferred Stock are issued and outstanding;

WHEREAS, the authorized capital stock of Blackbird consists of 200 shares of Common Stock, $0.0001 par value per share ("Blackbird Common Stock"), of which no shares are issued and outstanding; and

WHEREAS, the respective Boards of Directors of Ark and Blackbird have approved the merger upon the terms and conditions hereinafter set forth and have approved this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree in accordance with Chapter 92A.180 of the Nevada Revised Statutes that Ark and Blackbird shall be, at the Effective Date (as hereinafter defined), merged (the "Merger") into a single corporation existing under the laws of the State of Nevada, which shall be the Surviving Corporation, and the parties hereto adopt and agree to the following terms and conditions relating to the Merger.

1.           Stockholders Meetings; Filings; Effects of Merger

1.1.          Action by Ark. On or before November 6, 2008, the directors of Ark shall adopt this Agreement unanimously in accordance with the Nevada Revised Statutes.

1.2.          Action by Blackbird. On or before November 6, 2008, the directors of Blackbird shall adopt this Agreement unanimously in accordance with the Nevada Revised Statutes.

1.3 Filing of Certificate of Merger; Effective Date. If (a) this Agreement is adopted by the directors of Ark, in accordance with the Nevada Revised Statutes, (b) this Agreement is adopted by the directors of Blackbird, in accordance with the Nevada Revised Statutes, and (c) this Agreement is not thereafter, and has not theretofore been terminated or abandoned as permitted by the provisions hereof, than Articles of Merger shall be filed and recorded in accordance with Chapter 92A.180 of the Nevada Revised Statutes. The Merger shall become effective at the close of business on the day before the change to the Corporation's name becomes effective on the OTCBB, or as soon as possible thereafter, which date and time are herein referred to as the "Effective Date."

1.4. Certain Effects of Merger. On the Effective Date, the separate existence of Blackbird shall cease, and Blackbird shall be merged into Ark which, as the Surviving Corporation, shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of Blackbird; and all the rights, privileges, powers, and franchises of Blackbird, and all property, real, personal, and mixed, and all debts due.to Blackbird on whatever account, as well for stock subscriptions and all other things in action or belonging to Blackbird, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and each and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Blackbird, and the title to any real estate vested by deed or otherwise, under the laws of Nevada or any other jurisdiction, in Blackbird, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of Blackbird shall be preserved unimpaired, and all debts, liabilities, and duties of Blackbird shall thenceforth attach to the Surviving Corporation, which may, in the name of Blackbird, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all Blackbird 's property, rights, privileges, powers, franchises, immunities, and interests and otherwise to carry out the purposes of this Agreement.

Furthermore, Ark will assume all franchise tax liabilities of Blackbird with respect to the State of Nevada.

2.          Surviving Corporation

2.1           Name of Surviving Corporation. The name of the Surviving Corporation from and after the Effective Date shall be Blackbird Petroleum Corporation.

2.2. By-Laws. The By-Laws of Ark, as in effect immediately before the Effective Date, shall be from and after the Effective Date, the By-Laws of the Surviving Corporation until amended as provided therein.

2.3. Articles of Incorporation. The Articles of Incorporation of Ark, as the same shall be in force, shall continue to be the Articles of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the Nevada Revised Statutes.

2.4.           Directors and Officers. The directors and officers of Ark in office at the Effective Date shall be the members of the Board of Directors and the first officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qUalification of their respective successors or until their tenure is otherwise terminated in accordance with the By-Laws of the Surviving Corporation.

3.Miscellaneous

3.1. This Agreement of Merger and Plan of Merger and Reorganization may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Agreement of Merger and Plan of Merger and Reorganization by the shareholders of Ark and/or Blackbird, by a duly adopted resolution of the Board of Directors of either corporation.

3.2. For the convenience of the parties hereto and to facilitate the filing of this Agreement of Merger and Plan of Merger and Reorganization, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

IN WITNESS WHEREOF, this Agreement has been executed by Ark and Blackbird all on the date first above written.

ARK DEVELOPMENT INC.

By:	/s/ Antonio Treminio
Name: Antonio Treminio
Title: Chairman and Chief Executive Officer

BLACKBIRD PETROLEUM CORPORATION

By:	/s/ Antonio Treminio
Name: Antonio Treminio
Title: Chairman and Chief Executive Officer